UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 24, 2009

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2009, The Finish Line, Inc. (the “Company”) announced the appointment of a new principal financial officer.  Effective March 30, 2009, Edward W. Wilhelm, age 50, will assume the role of the Company’s Executive Vice President and Chief Financial Officer. Previously Mr. Wilhelm served, since 2000, as Executive Vice President and Chief Financial Officer of Borders Group, Inc.  From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting and Treasury for Borders Group, and served as Vice President of Finance there from 1994 through 1997. Mr. Wilhelm holds a Bachelor of Science degree in accounting from the University of Detroit and is a certified public accountant.

The Company anticipates entering into an employment agreement with Mr. Wilhelm within the next several weeks once the terms of such agreement are finalized.

Steven J. Schneider, who has been serving as the Company’s Interim Chief Financial Officer, will remain in his current role as President and Chief Operating Officer.

The Company issued a press release on March 24, 2009 announcing the appointment of Mr. Wilhelm, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	99.1	Press Release issued March 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 24, 2009	By:	/s/ Steven J. Schneider
Steven J. Schneider
President, COO and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued March 24, 2009